Exhibit 99.1

LETTER OF TRANSMITTAL

HUNTINGTON BANCSHARES INCORPORATED

With Respect to the

OFFER TO EXCHANGE

Newly issued depositary shares, each representing a 1/40th interest in a share of Floating Rate Series B Non-Cumulative Perpetual Preferred Stock with a liquidation preference of $1,000 per share (the “Preferred Stock”) for up to $300 million in liquidation amount of the issued and outstanding:

Huntington Capital I Floating Rate Capital Securities (the “Huntington Capital I TRUPS”) (CUSIP: 446283AA1; 446283AD5),

Huntington Capital II Floating Rate Capital Securities (the “Huntington Capital II TRUPS”) (CUSIP: 446284AA9),

Sky Financial Capital Trust III Floating Rate Capital Securities (the “Sky Financial III TRUPS”) (CUSIP: 830820AA4),

and

Sky Financial Capital Trust IV Floating Rate Capital Securities (the “Sky Financial IV TRUPS”) (CUSIP: 830820AA4)

(collectively, the “Trust Preferred Securities”)

Pursuant to, and subject to the terms and conditions described in, the Prospectus, dated November 29, 2011, and this letter of transmittal, dated November 29, 2011

THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON DECEMBER 27, 2011, UNLESS HUNTINGTON (“THE COMPANY”) EXTENDS THE EXCHANGE OFFER OR TERMINATES IT EARLY, SUBJECT TO APPLICABLE LAW (SUCH DATE AND TIME AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). IN ORDER TO BE ELIGIBLE TO RECEIVE THE EARLY EXCHANGE PREMIUM DESCRIBED IN THE PROSPECTUS, HOLDERS MUST TENDER BY 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 12, 2011 (SUCH DATE AND TIME AS IT MAY BE EXTENDED, THE “EARLY EXCHANGE DEADLINE”). YOU MAY WITHDRAW ANY SHARES OF TRUST PREFERRED SECURITIES THAT YOU TENDER AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

GLOBAL BONDHOLDER SERVICES CORPORATION

By Hand, Overnight Delivery or Mail (Registered or Certified Mail Recommended):	By Facsimile Transmission (for Eligible Institutions only):

Global Bondholder Services Corporation 65 Broadway, Suite 404 New York, New York 10006 Attention: Corporate Actions	Global Bondholder Services Corporation (212) 430-3775 Attention: Corporate Actions

To Confirm Facsimile Transmission: (212) 430-3774

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

The Company is not providing for guaranteed delivery procedures and therefore tendering holders must allow sufficient time for the necessary tender procedures to be completed during normal business hours of the Depository Trust Company (“DTC”) on or prior to the expiration date. Tenders not received by the Exchange Agent prior to the Expiration Date will be disregarded and have no effect.

Certain terms used and not defined herein shall have the respective meanings ascribed to them in the Prospectus.

This letter of transmittal is to be used by holders of Trust Preferred Securities that wish to participate in the Exchange Offer. The instructions contained in this letter of transmittal should be read carefully and in their entirety before this letter of transmittal is completed.

Questions and requests for assistance relating to the procedures for tendering Trust Preferred Securities and requests for additional copies of the Prospectus, and this letter of transmittal may be directed to the Information Agent at its address and telephone numbers on the back cover of this letter of transmittal.

ALL TENDERING HOLDERS MUST COMPLETE THE FOLLOWING:

DESCRIPTION OF TRUST PREFERRED SECURITIES TENDERED

CUSIP Number of Trust Preferred Securities Tendered	Liquidation Amount Tendered

$
$
$
$

METHOD OF DELIVERY

Tendered Trust Preferred Securities are being delivered by book-entry transfer made to the account maintained by the applicable Exchange Agent at DTC. Please complete the following (for use by Eligible Institutions only):

Name of Tendering Institution:

DTC Participant Number:

DTC Account Number:

Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW

Ladies and Gentlemen:

All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the prospectus (the “Prospectus”), included in the Company’s registration statement on Form S-4 filed with the Securities and Exchange Commission on November 29, 2011 (as amended prior to the expiration date, the “Registration Statement”).

Upon the terms and subject to the conditions set forth in the Prospectus and this letter of transmittal, the undersigned hereby: (i) tenders to the Company the Trust Preferred Securities set forth in the box above entitled “Description of Trust Preferred Securities Tendered,” (ii) subject to and effective upon acceptance for exchange of the Trust Preferred Securities tendered herewith, irrevocably constitutes and appoints the Exchange Agent as the undersigned’s true and lawful agent and attorney-in-fact with respect to any such tendered Trust Preferred Securities, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) transfer ownership of such Trust Preferred Securities on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to the Company, (b) present such Trust Preferred Securities for transfer on the relevant security register and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of such Trust Preferred Securities (except that the Exchange Agent will have no rights to, or control over, the depositary shares representing Preferred Stock issued in respect of such Trust Preferred Securities, except as the undersigned’s agent, all in accordance with the terms of the Exchange Offer); and (iv) requests that depositary shares representing Preferred Stock issued in exchange for tendered shares of Trust Preferred Securities (including any applicable Early Exchange Premium) and checks for payment of any cash consideration with respect to the Sky Financial III TRUPS and Sky Financial IV TRUPS (the “Additional Cash Consideration”), and accrued distributions to be made in connection with the Exchange Offer be issued to the order of the undersigned; and (v) the undersigned hereby requests that any Trust Preferred Securities liquidation amounts not accepted for exchange be credited to such DTC participant’s account.

The undersigned hereby acknowledges receipt of: the Prospectus and this letter of transmittal, which together constitute the Company’s offer to exchange newly issued depositary shares representing proportional interests in shares of Preferred Stock for any and all issued and outstanding Trust Preferred Securities subject to prorationing based on Acceptance Priority Levels as set forth in the Prospectus and subject to the condition that if the aggregate liquidation amount of all Trust Preferred Securities tendered in the Exchange Offer exceeds $300,000,000 (the “Maximum Tender Amount”), we will accept for tender only that number of Trust Preferred Securities of each series in accordance with the Acceptance Priority Levels set forth in the table above such that the aggregate liquidation amount of all Trust Preferred Securities accepted will not exceed the Maximum Tender Amount.

The undersigned hereby represents and warrants that: (i) the undersigned has full power and authority to tender, sell, assign and transfer the Trust Preferred Securities tendered hereby; (ii) the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company; and (iii) (a) the undersigned has a net long position in the Trust Preferred Securities with Acceptance Priority Level 2 being tendered pursuant to the Exchange Offer within the meaning of Rule 14e-4 under the Exchange Act and (b) the tender of such Trust Preferred Securities complies with Rule 14e-4.

Subject to and effective upon acceptance for exchange of, and issuance of depositary shares representing proportional interests in a share of Preferred Stock (including any applicable Early Exchange Premium) and the Additional Cash Consideration (if applicable) for, the Trust Preferred

Securities tendered herewith, the undersigned hereby: (i) irrevocably, sells, transfers, conveys and assigns to or upon the order of the Company, all right, title and interest in and to the Trust Preferred Securities tendered hereby; (ii) waives any and all other rights with respect to such Trust Preferred Securities (including with respect to any existing or past defaults and their consequences in respect of such Trust Preferred Securities); and (iii) releases and discharges the Company from any and all claims that the undersigned may have now, or may have in the future, arising out of, or related to, such Trust Preferred Securities, including any claims that the undersigned is entitled to receive additional payments with respect to such Trust Preferred Securities or to participate in any redemption of such Trust Preferred Securities.

The undersigned acknowledges and agrees that upon acceptance for exchange of the Trust Preferred Securities tendered herewith, without any further action, all other powers of attorney, proxies and consents given by the undersigned with respect to such Trust Preferred Securities or the depositary shares representing Preferred Stock to be received in exchange for such Trust Preferred Securities will be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned (and, if given, will not be effective), except for powers of attorney, proxies, consents or revocations contemplated hereby.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Trust Preferred Securities tendered hereby. All authority conferred or agreed to be conferred in this letter of transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in the section of the Prospectus entitled “The Exchange Offer—Withdrawal of Tenders.” Any Trust Preferred Securities tendered prior to the Early Exchange Deadline, as specified in the Prospectus, and subsequently withdrawn will not be eligible for the Early Exchange Premium.

The undersigned hereby agrees that: (i) no tender of Trust Preferred Securities is valid until any defects or irregularity in connection with tenders of Trust Preferred Securities is cured within such time as the Company determines, unless waived by the Company; (ii) none of the Company, the Exchange Agent, the Information Agent, the Dealer Manager or any other person is under any duty to give notice of any defects or irregularities in the tenders of any Trust Preferred Securities or will incur any liability to holders for failure to give any such notice; (iii) a tender of Trust Preferred Securities will constitute a binding agreement between us upon the terms and subject to the conditions of the Exchange Offer; and (iv) all questions as to the form of documents (including notices of withdrawal) and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Trust Preferred Securities will be determined by the Company in its sole discretion and such determination shall be final and binding.

IMPORTANT

SIGNATURE REQUIRED

Must be signed by the registered holder(s) of the Trust Preferred Securities exactly as their name(s) appear(s) on a security position listing as the owner of Trust Preferred Securities on the books of DTC or its participants. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, agent or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act.

Signature(s) of Holders

Date:

Name(s):

Signature(s):

Capacity (full title):

Address (including zip code):

Area Code and Telephone No.:

GUARANTEE OF SIGNATURE(S)

(IF REQUIRED—SEE INSTRUCTION 1)

Date:

Name of Firm:

Address (including zip code):

Name:

Authorized Signature:

Area Code and Telephone No.:

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE

EXCHANGE OFFER

IMPORTANT: IN ORDER FOR YOU TO PARTICIPATE IN THE EXCHANGE OFFER, THE EXCHANGE AGENT MUST RECEIVE, ON OR BEFORE THE EXPIRATION DATE, THIS LETTER OF TRANSMITTAL OR, IN THE CASE OF TRUST PREFERRED SECURITIES DELIVERED BY BOOK-ENTRY TRANSFER THROUGH DTC, AN AGENT’S MESSAGE AND A DTC CONFIRMATION.

1. Guarantee of Signatures. All signatures on this letter of transmittal must be guaranteed by a firm that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program or is otherwise an “eligible guarantor institution” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (generally a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office in the United States) (an “Eligible Institution”), unless: (i) this letter of transmittal is signed by the registered holder of the Trust Preferred Securities tendered therewith and the depositary shares representing Preferred Stock issued in exchange for Trust Preferred Securities is to be issued in the name of and delivered to, or if any Trust Preferred Securities not accepted for exchange are to be returned to, such holder or (ii) such Trust Preferred Securities are tendered for the account of an Eligible Institution.

2. Delivery of Letter of Transmittal. This letter of transmittal is to be used by each holder of the Trust Preferred Securities if delivery of Trust Preferred Securities is to be made by book-entry transfer, and instructions are not being transmitted through DTC’s Automated Tender Offer Program (“ATOP”).

DTC participants must electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer their Trust Preferred Securities to the applicable Exchange Agent in accordance with DTC’s ATOP procedures for such a transfer. DTC will then send an Agent’s Message to the Exchange Agent. The term “Agent’s Message” means a message transmitted by DTC, received by the Company and forming part of the book-entry confirmation, to the effect that: (i) DTC has received an express acknowledgment from a participant in ATOP that it is tendering its Trust Preferred Securities; (ii) such participant has received and agrees to be bound by this letter of transmittal to the same extent as if it tendered Trust Preferred Securities pursuant to a manually executed letter of transmittal and (iii) the agreement may be enforced against such participant. Accordingly, this letter of transmittal need not be completed by a holder tendering through ATOP. However, the holder will be bound by the terms of this letter of transmittal and the Exchange Offer. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

If the holder beneficially owns Trust Preferred Securities that are held by or registered in the name of a bank, broker, custodian or other nominee and the holder wishes to participate in the Exchange Offer, the holder must promptly contact the holder’s bank, broker, custodian, commercial bank, trust company or other nominee to instruct it to tender the holder’s Trust Preferred Securities, to agree to the terms of this letter of transmittal. Holders are urged to instruct their bank, broker, custodian, commercial bank, trust company or other nominee at least five business days prior to the expiration date (or, to receive the Early Exchange Premium, the Early Exchange Deadline) in order to allow adequate processing time for your instructions. Tenders not received by Global Bondholder Services Corporation, the exchange agent for the Exchange Offer, on or prior to the expiration date will be disregarded and have no effect.

Holders desiring to tender Trust Preferred Securities prior to the expiration date through DTC’s ATOP should note that such holders must allow sufficient time for completion of DTC’s ATOP procedures during the normal business hours of DTC prior to such date. The method of delivery of this letter of transmittal is at the holder’s own option and risk, and the delivery will be deemed made only when actually received by the Exchange Agent. Likewise, tenders via DTC’s ATOP shall be deemed made only when timely confirmed by DTC. In all cases, the holder should allow sufficient time to ensure timely processing of the holder’s tender.

The Company is not providing for guaranteed delivery procedures and therefore tendering holders must allow sufficient time for the necessary tender procedures to be completed prior to the expiration date. Holders should allow sufficient time for completion of the necessary tender procedures during the normal business hours of DTC. Tenders not received by the Exchange Agent prior to the expiration date will be disregarded and have no effect.

3. Signatures on Letter of Transmittal. If any Trust Preferred Securities tendered hereby are held of record by two or more persons, all such persons must sign this letter of transmittal. If any Trust Preferred Securities tendered hereby are registered in different names, it will be necessary to complete, sign and submit as many separate letters of transmittal as there are different registrations of such Trust Preferred Securities. If this letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such person’s authority so to act must be submitted.

4. Withdrawal Procedures. Holders who wish to exercise their right of withdrawal with respect to the Exchange Offer must give written notice of withdrawal. Any such notice of withdrawal must: (i) specify the name of the holder that tendered the Trust Preferred Securities to be withdrawn, (ii) identify the Trust Preferred Securities to be withdrawn and liquidation amount of such Trust Preferred Securities, (iii) include a statement that the holder is withdrawing its election to exchange the Trust Preferred Securities, and (iv) be signed by the holder in the same manner as the original signature on the accompanying letter of transmittal by which such Trust Preferred Securities were tendered or otherwise as described above, including any required signature guarantee.

If a holder holds the Trust Preferred Securities in book-entry form, a withdrawal of Trust Preferred Securities will be effective if the holder complies with the appropriate procedures of DTC prior to the expiration date or if the holder’s Trust Preferred Securities are not previously accepted by the Company, after the expiration of 40 business days after the commencement of the Exchange Offer. The holder’s withdrawal must comply with the requirements set forth in the Prospectus.

Holders who wish to withdraw their Trust Preferred Securities which were previously tendered through a bank, broker, custodian, trust company or other nominee, should contact their bank, broker, custodian, trust company or other nominee for instructions on how to withdraw their Trust Preferred Securities.

Any Trust Preferred Securities validly withdrawn will not have been validly tendered for purposes of the Exchange Offer unless the Trust Preferred Securities so withdrawn are validly re-tendered. Any Trust Preferred Securities tendered prior to the Early Exchange Deadline and subsequently withdrawn will not be eligible for the Early Exchange Premium.

5. Waiver of Conditions. The Company reserves the absolute right in its sole discretion to waive any of the specified conditions, in whole or in part, of the Exchange Offer, other than the condition relating to the effectiveness of the registration statement.

6. Validity; Irregularities. All questions as to the form of documents and the validity (including time of receipt), and acceptance for exchange of any tender of Trust Preferred Securities and any withdrawal of the Trust Preferred Securities will be determined by the Company, in its sole discretion, and its determination will be final and binding. Alternative, conditional or contingent tenders of Trust Preferred Securities will not be considered valid. The Company reserves the absolute right, in its sole discretion, to reject any and all tenders of Trust Preferred Securities that it determines are not in proper form or the acceptance of or exchange for which, in the Company’s opinion, would be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tenders in any tender of any Trust Preferred Securities. Any defect or irregularity in connection with tenders of Trust Preferred Securities must be cured within such time as the Company determines, unless waived by the Company. Tenders of Trust Preferred Securities shall not be deemed to have been made until all defects and irregularities have been waived by the Company or cured. A defective tender (which defect is not waived by us) will not constitute a valid tender of Trust Preferred Securities. None of the Company, the Exchange Agent, the Information Agent, the Dealer manager or any other person will be under any duty to give notice of any defects or irregularities in the tenders of Trust Preferred Securities, or will incur any liability to holders for failure to give any such notice.

7. Inadequate Space. If the space provided in the above “Description of Trust Preferred Securities Tendered” box is inadequate, the aggregate liquidation amount of Trust Preferred Securities tendered and any other required information should be listed on a separate signed schedule and attached to this letter of transmittal.

8. Backup Withholding. Certain amounts payable pursuant to the Exchange Offer, including payments of cash in respect of any Accrued Distributions payable pursuant to the Exchange Offer, may be subject to information reporting and backup withholding of U.S. federal income tax, currently at a rate of 28%. In addition, certain amounts payable with respect to the depositary shares representing Preferred Stock may be subject to information reporting and backup withholding of U.S. federal income tax, currently at a rate of 28%. To avoid backup withholding, each U.S. holder that does not otherwise establish an exemption should complete and return the enclosed IRS Form W-9, certifying that such U.S. holder is a United States person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. Failure to provide the correct information on the IRS Form W-9 may subject the tendering U.S. holder to a $50 penalty imposed by the IRS and 28% federal backup withholding tax on any payment.

If a U.S. holder has not been issued a taxpayer identification number and has applied for one or intends to apply for one in the near future, such U.S. holder should write “Applied For” in the space provided for the taxpayer identification number in Part I of Form W-9, sign and date the Form W-9. If “Applied For” is written in Part I and the Exchange Agent is not provided with a taxpayer identification number prior to the date of payment, the Exchange Agent will withhold 28% of any reportable payments made to the U.S. holder. For further information concerning backup withholding and instructions for completing Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete Form W-9 if the Trust Preferred Securities are held in more than one name), consult the instructions in the enclosed Form W-9.

Backup withholding will not apply to a non-U.S. holder if (i) the holder certifies under penalties of perjury, by completing and submitting the appropriate IRS Form W-8 (or other applicable form), that it is a non-U.S. holder and (ii) neither the Company, the Exchange Agent nor the non-U.S. holder’s broker, as applicable, has actual knowledge to the contrary. An IRS Form W8 (or other applicable form) and instructions for completing it may be obtained from the Exchange Agent or at the IRS website at www.irs.gov. In certain circumstances, the amount paid to a non-U.S. holder, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

If the holder owns the Trust Preferred Securities through a broker who tenders the securities on the holder’s behalf, the holder may need to provide an IRS Form W9, IRS Form W8 or other applicable form to such broker in order to avoid backup withholding. The holder should consult the holder’s broker to determine whether any such forms are required.

Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS, provided that the required information is timely furnished to the IRS.

9. Transfer Taxes. The Company will pay all transfer taxes, if any, imposed by the United States or any jurisdiction therein with respect to the exchange and transfer of any Trust Preferred Securities to the Company pursuant to the Exchange Offer (for the avoidance of doubt, transfer taxes do not include income or backup withholding taxes).

10. Conflicts. In the event of any conflict between the terms of the Prospectus and the terms of this letter of transmittal, the terms of the Prospectus will control.

Any questions and requests for assistance may be directed to the Information Agent at the address and telephone numbers set forth below. Additional copies of the Prospectus, this letter of transmittal and any related documents may be obtained from the Information Agent at the address and telephone numbers set forth below. Questions regarding the terms of the Exchange Offer may be directed to the Dealer Manager at its address and telephone number set forth below. Holders of Trust Preferred Securities may also contact their bank, broker, custodian, trust company or other nominee for assistance concerning the Exchange Offer.

The Exchange Agent for the Exchange Offer is:

GLOBAL BONDHOLDER SERVICES CORPORATION

By Hand, Overnight Delivery or Mail (Registered or Certified Mail Recommended):	By Facsimile Transmission (for Eligible Institutions only):

Global Bondholder Services Corporation 65 Broadway, Suite 404 New York, NY 10006 Attention: Corporate Actions	Global Bondholder Services Corporation (212) 430-3775 Attention: Corporate Actions

Confirm by Telephone: (212) 430-3774

The Information Agent for the Exchange Offer is:

Global Bondholder Services Corporation

65 Broadway, Suite 404

New York, NY 10006

Banks and Brokers, Call Collect:

(212) 430-3774

All Others Call Toll-Free:

(866) 612-1500

The Dealer Manager for the Exchange Offer Is:

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

Attention: Liability Management Group

Toll-Free: (800) 828-3182

Collect: (212) 902-5183

Form W-9 (Rev. December 2011) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 2.	Name (as shown on your income tax return)
Business name/disregarded entity name, if different from above
	Check appropriate box for federal tax classification:	☐	Individual/ sole proprietor	☐	C Corporation	☐	S Corporation	☐	Partnership	☐	Trust/estate
	☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶											☐	Exempt payee
☐ Other (see instructions) ▶
	Address (number, street, and apt. or suite no.)										Requester’s name and address (optional)
City, state, and ZIP code
List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on the “Name” line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number
	–	–
or
Employer Identification number
–

Part II	Certification

Under penalties of perjury, I certify that:

(1)	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2)	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)	I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien,

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

• An estate (other than a foreign estate), or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

Cat. No. 10231X	Form W-9 (Rev. 12-2011)

Form W-9 (Rev. 12-2011)	Page 2

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

• The U.S. owner of a disregarded entity and not the entity,

• The U.S. grantor or other owner of a grantor trust and not the trust, and

• The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see Special rules for partnerships on page 1.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name/disregarded entity name” line.

Form W-9 (Rev. 12-2011)	Page 3

Partnership, C Corporation, or S Corporation. Enter the entity’s name on the “Name” line and any business, trade, or “doing business as (DBA) name” on the “Business name/disregarded entity name” line.

Disregarded entity. Enter the owner’s name on the “Name” line. The name of the entity entered on the “Name” line should never be a disregarded entity. The name on the “Name” line must be the name shown on the income tax return on which the income will be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a domestic owner, the domestic owner’s name is required to be provided on the “Name” line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on the “Business name/disregarded entity name” line. If the owner of the disregarded entity is a foreign person, you must complete an appropriate Form W-8.

Note. Check the appropriate box for the federal tax classification of the person whose name is entered on the “Name” line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the “Name” line is an LLC, check the “Limited liability company” box only and enter the appropriate code for the tax classification in the space provided. If you are an LLC that is treated as a partnership for federal tax purposes, enter “P” for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter “C” for C corporation or “S” for S corporation. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the “Name” line) is another LLC that is not disregarded for federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the “Name” line.

Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name/disregarded entity name” line.

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the “Exempt payee” box in the line following the “Business name/ disregarded entity name,” sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for …	THEN the payment is exempt for …
Interest and dividend payments	All exempt payees except for 9
Broker transactions	Exempt payees 1 through 5 and 7 through 13. Also, C corporations.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 7[2]

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]

However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Form W-9 (Rev. 12-2011)	Page 4

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, below, and items 4 and 5 on page 4 indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the “Name” line must sign. Exempt payees, see Exempt Payee on page 3.

Signature requirements. Complete the certification as indicated in items 1 through 3, below, and items 4 and 5 on page 4.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

	For this type of account:	Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5.	Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
	For this type of account:	Give name and EIN of:
7.	Disregarded entity not owned by an individual	The owner
8.	A valid trust, estate, or pension trust	Legal entity [4]
9.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership
12.	A broker or registered nominee	The broker or nominee
13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]

You must show your individual name and you may also enter your business or “DBA” name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]

List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1

* Note. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Form W-9 (Rev. 12-2011)	Page 5

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

•	Protect your SSN,

•	Ensure your employer is protecting your SSN, and

•	Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information